Exhibit 99.1

DNB FINANCIAL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Supplemental Executive Retirement Plan (the "Plan") is effective October 1, 2017, by and between DNB Financial Corporation (the "Company"), a Pennsylvania financial corporation, and William J. Hieb (the "Executive").
RECITALS:
A. The Executive is a valued employee of the Company.

B. The purpose of this Plan is to further the growth and development of the Company by providing the Executive with supplemental retirement income, and thereby encourage the Executive's productive efforts on behalf of the Company.

C. It is the desire of the Company and the Executive to enter into this Plan under which the Company will agree to make certain payments to the Executive at retirement or upon certain terminations of employment or to the Executive's Beneficiary in the event of the Executive's death.

D. The supplemental retirement benefits provided by this Plan are granted by the Company as a fringe benefit to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or salary increase.

E. The Company intends this Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded nonqualified deferred compensation arrangement, maintained primarily to provide supplemental retirement income for the Executive who is a member of a select group of management or highly compensated employees of the Company, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended.

F. The Plan is intended to comply in form and operation with all applicable law, including, to the extent applicable, the requirements of Internal Revenue Code Section 409A and will be administered, operated and construed in accordance with this intention.

NOW THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the Company and the Executive agree as follows:

ARTICLE 1
DEFINITIONS

The following Article provides definitions of terms used throughout this Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:
1.1 "Affiliate" shall mean any corporation, partnership, joint venture, association, or similar organization or entity, other than the Company, that is a member of a controlled group of corporations in which the Company is a member, as defined in Section 414(b) of the Internal Revenue Code and all other trade or business (whether or not incorporated) under common control of or with the Company, as defined in Section 414(c) of the Internal Revenue Code.

1.2 "Base Salary" shall mean the Executive's base annual salary excluding incentive and discretionary bonuses and other non-regular forms of compensation, before reductions for contributions to or deferrals under any pension, deferred compensation or benefit plans sponsored by the Company. Such Base Salary shall be deemed to be an amount not less than the base salary of the Executive in effect as of the Effective Date of the Plan.

1.3 "Beneficiary" or "Beneficiaries" shall mean the person or persons, natural or otherwise, designated by the Executive in accordance with the Plan to receive Plan benefits in the event of the death of the Executive.

1.4 "Beneficiary Designation Form" shall mean the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.
1.5 "Board" shall mean the Board of Directors of the Company, as from time to time constituted.
1.6 "Bonus Compensation" shall mean amounts paid to the Executive by the Company in the form of discretionary or incentive compensation or any other bonus designated by the Company, in cash, before reductions for contributions to or deferrals under any pension, deferred compensation, or benefit plans sponsored by the Company.
1.7 "Cause" shall mean conduct by the Executive determined by the Board to be personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohitibition from participation in the conduct of the Company's affairs pursuant to a notice or other action by any Regulatory Agency, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board will probably cause substantial economic damages to the Company, willful or intentional breach or neglect by the Executive of his duties, or material breach of any material provision of this Plan. For purposes of this Section 1.8, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of the Company; provided that any act or omission to act by the Executive in reliance upon an approving opinion of counsel to the Company or counsel to the Executive shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompentence and misconduct, the Company shall have the burden of proof with regard to the acts or omissions of the Executive and the standards prevailing in the banking industry.
1.8 "Change in Control" shall mean any one or more of the following, provided that such event constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Internal Revenue Code Section 409A and as described in Treasury Regulation §§1.409A-3(i)(5)(v), (vi) and (vii):
(a) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") (or any successor provision) as it may be amended from time time;
(b) any "persons" (as such term is used in Section 13(d) and 14(d) of the Exchange Act in effect on the date first written above, other than the Company or any "person" who on the Effective Date is a director or officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;
(c) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

(d) the signing of a letter of intent or a formal acquisition or merger agreement between the Company, of the one part, and a third party which contemplates a transaction which would result in a "change in control" under (a), (b), or (c) above.
1.9  "Claimant" shall mean the Executive or a Beneficiary who believes that he or she is entitled to a benefit under this Plan or is being denied a benefit to which he or she is entitled hereunder.

1.10 "Code" shall mean the U.S. Internal Revenue Code of 1986 and the Treasury Regulations or other authoritative guidance issued thereunder, as amended from time to time.

1.11  "Company" shall mean DNB Financial Corporation and its successors and assigns unless otherwise provided in this Plan, or any other corporation or business organization which, with the consent of DNB Financial Corporation or its successors or assigns, assumes the Company's obligations under this Plan., or any Affiliate which agrees, with the consent of DNB Financial Corporation, or its successors or assigns, to become a party to the Plan.
1.12 "Disability" or "Disabled" shall be defined as a condition of the Executive whereby he either: (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (b) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. The Executive shall be deemed Disabled if the Social Security Administration has determined his to be totally disabled. Additionally, the Executive will be deemed Disabled if determined to be disabled in accordance with a disability insurance program, provided that the definition of disability applied under such program complies with Code Section 409A. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration's or provider's determination.

1.13 "Effective Date" shall mean October 1, 2017.

1.14 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and any authoritative guidance promulgated thereunder.

1.15 "Plan" shall mean this DNB Financial Corporation Supplemental Executive Retirement Plan agreement, as may be amended from time to time. For purposes of applying Code Section 409A requirements, the benefit of the Executive under this Plan is a non-account balance plan under Treasury Regulation §1.409A-1(c)(2)(i)(C).
1.16 "Plan Administrator" shall mean the Company's Board, or any committee of the Board, duly authorized to act as Plan Administrator of the Plan, or any individual or entity duly authorized by the Plan Administrator to act on its behalf with respect to the Plan. If the Executive is part of a group of persons designated as a committee or Plan Administrator, then the Executive may not participate in any activity or decision relating solely to his individual benefits under this Plan.
1.17 "Retirement Age" shall mean the Executive's age of sixty-seven (67).
1.18 "Retirement Benefit" shall mean the average of the Executive's Base Salary and Bonus Compensation for the final three (3) completed calendar years (or the actual average of the Executive's Base Salary and Bonus Compensation if less than 3 completed calendar years) multiplied by thirty percent (30%).
1.19 "Section 409A" shall mean Code Section 409A and the Treasury Regulations or other authoritative guidance issued thereunder.

1.20 "Separation from Service" or "Separates from Service" shall mean the Executive has experienced a termination of employment with the Company. Whether a termination of employment or service has occurred is determined based on whether the facts and circumstances indicate that the Company and the Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than forty-nine percent (49%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period during which the Executive performed services for the Company, if that is less than thirty-six (36) months).

1.21 "Specified Employee" shall mean the Executive meeting the definition of a "key employee" as such term is defined in Code Section 416(i)(1)(A)(i), (ii) or (iii) (without regard to the Treasury Regulations thereunder and Section 416(i)(5)). However, the Executive is not a Specified Employee unless any stock of the Company is publicly traded on an established securities market or otherwise, as defined in Treasury Regulation §1.897-1(m). If the Executive is a key employee at any time during the twelve (12) months ending on the identification date (see below), the Executive is a Specified Employee for the twelve (12) month period commencing on the first day of the fourth (4th) month following the identification date. For purposes of this Section, the identification date is December 31. The determination of the Executive as a Specified Employee shall be made by the Plan Administrator in accordance with Code Section 416(i) and the "specified employee" requirements of Section 409A.
1.22 "Treasury Regulation" or "Treasury Regulations" shall mean the regulation(s) promulgated by the Internal Revenue Service for the U.S. Department of the Treasury, as they may be amended from time to time.
ARTICLE II
VESTING AND FORFEITURES
2.1 Vesting. The Executive shall become vested in his Retirement Benefit in accordance with the following schedule:

Vesting Date	Percent Vested
December 31, 2017	28%
December 31, 2018	40%
December 31, 2019	52%
December 31, 2020	64%
December 31, 2021	76%
December 31, 2022	88%
December 31, 2023	100%

2.2 Acceleration of Vesting. Notwithstanding the above vesting schedule, the Executive shall become one hundred percent (100%) vested in his Retirement Benefit upon attainment of Retirement Age while employed with the Company.

2.3 Removal.  Notwithstanding any provision of this Plan to the contrary, the Company shall not distribute any benefit under this Plan if the Executive is subject to a final removal or prohibition order issued by an appropriate banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

2.4 Termination for Cause. Notwithstanding any provision of this Plan to the contrary, if the Executive's employment is terminated for Cause, the Company shall not distribute any benefits under this Plan and all benefits herein shall be forfeited.  In the event that subsequent to the Executive's Separation from Service for any reason, the Plan Administrator determines that the Executive could have been terminated for Cause, then without limiting any other remedy available to it, the Plan Administrator may direct that any further payments to the Executive or his Beneficiary cease.

ARTICLE III
DISTRIBUTION OF BENEFITS

3.1 Normal Retirement Benefit. In the event the Executive remains continuously employed with Company until attainment of his Retirement Age, the Company shall pay to the Executive his Retirement Benefit over a period of fifteen (15) years in equal, monthly installments for one hundred eighty (180) months. (For example: if the Retirement Benefit is $60,000 then $60,000 x 15 = $900,000 / 180 = $5,000 per month.) The first installment shall commence on the first day of the first month following the Executive's Retirement Age, with subsequent installments being paid on the first day of each month thereafter.

3.2 Separation from Service Benefit. In the event the Executive Separates from Service (other than for Cause or death) prior to his Retirement Age, the Company shall pay to the Executive the vested percentage of his Retirement Benefit, calculated as of the date of Separation from Service, over a period of fifteen (15) years in equal, monthly installments for one hundred eighty (180) months. Except as provided in Section 3.6, the first installment shall commence on the first day of the first month following the Executive's Separation from Service, with subsequent installments being paid on the first day of each month thereafter.

3.3 Change in Control Benefit. In the event of a Change in Control prior to the commencement of benefit payments otherwise due under this Plan, the Company shall pay to the Executive the present value of the Retirement Benefit, calculated as of the date of Change in Control, in a lump sum on the first day of the first month following the Change in Control. For purposes of calculating the present value lump sum, the Company shall use a discount rate equal to the current accounting discount rate in effect at the time of the Change in Control with no discounting between the date of the Change in Control and Retirement Age.

3.4 Disability Benefit. In the event of the Executive's Disability prior to the commencement of benefits otherwise due under this Plan, the Company shall pay to the Executive the present value of the vested percentage of his Retirement Benefit, calculated as of the date of Disability, in a lump sum on the first day of the first month following the date of the Executive's Disability. For purposes of calculating the present value lump sum, the Company shall use a discount rate equal to the current accounting discount rate in effect at the time of the Disability with no discounting between the date of the Disability and Retirement Age.
3.5 Death Benefit.
(a) While Employed. In the event of the Executive's death while still in the employ of the Company, prior to the commencement of benefit payments otherwise due under this Plan, the Company shall pay to the Executive's Beneficiary the vested percentage of the Executive's Retirement Benefit, calculated as of the date of the Executive's death, over a period of fifteen (15) years in equal, monthly installments for one hundred eighty (180) months. The first installment shall commence on the first day of the first month following the date of the Executive's death, with subsequent installments being paid on the first day of each month thereafter.
(b) Before or During Installments.  In the event the Executive dies after installments have commenced or after becoming entitled to a benefit under Article III but before but before receiving all installments owed under the Plan, the Company shall continue to pay any remaining installments to the Executive's Beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

3.6 Restrictions on Time of Payment. Solely to the extent necessary to avoid penalties under Section 409A, payments to be made as a result of a Separation from Service (other than for death) under this Article III may not commence earlier than six (6) months after the Executive's Separation from Service if, pursuant to Section 409A, the Executive is considered a Specified Employee. In the event a distribution is delayed pursuant to this paragraph, the originally scheduled payment shall be delayed for six (6) months, and shall commence instead on the first day of the seventh month following Separation from Service.
3.7 Changes in Form or Timing of Distributions. Upon the Company's approval, the Executive may delay the time of a payment or change the form of a payment as expressly provided under this Section and Section 409A (a "Subsequent Deferral Election"). Notwithstanding the foregoing, a Subsequent Deferral Election cannot accelerate any payment. A Subsequent Deferral Election which delays payment or changes the form of payment is permitted only if all of the following requirements are met:

(a)               the Subsequent Deferral Election does not take effect until at least twelve (12) months after the date on which the election is made;
(b)               if the Subsequent Deferral Election relates to a payment based on Separation from Service, Change in Control, or a payment made at a specified time, the election must result in payment being deferred for a period of not less than five (5) years from the date the first amount was scheduled to be paid;
(c) if the Subsequent Deferral Election relates to a payment at a specified time, the Executive must make the election not less than twelve (12) months before the date the first amount was scheduled to be paid.
For purposes of applying these requirements, installment payments shall be treated as a "single payment." Any Subsequent Deferral Election made pursuant to this Section shall be made on such election forms or electronic media as is required by the Plan Administrator, in accordance with the rules established by the Plan Administrator and shall comply with all requirements of Section 409A.
3.8 Unsecured General Creditor Status of Executive.
(a) Payment to the Executive or a Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the legally available assets of the Company and no person shall have any interest in any such asset by virtue of any provision of this Plan. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future.  To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company and no such person shall have or acquire any legal or equitable right, interest, or claim in or to any property or assets of the Company.
(b) In the event that the Company purchases an insurance policy or policies insuring the life of the Executive or an employee, to allow the Company to recover or meet the cost of providing benefits, in whole or in part, hereunder, neither the Executive nor Beneficiary shall have any rights whatsoever in said policy or the proceeds therefrom. The Company shall be the primary owner and beneficiary of any such insurance policy or property and shall possess and may exercise all incidents of ownership therein. No insurance policy with regard to any director, "highly compensated employee," or "highly compensated individual," as defined in Code Section 101(j), shall be acquired before satisfying the Code Section 101(j) "Notice and Consent" requirements.
(c) In the event that the Company purchases an insurance policy or policies on the life of the Executive as provided for above, then all such policies shall be subject to the claims of the creditors of the Company.

3.9 Delays.  If the Company reasonably anticipates that any payment scheduled to be made under this Plan would violate securities laws (or other applicable laws) or jeopardize the ability of the Company to continue as a going concern if paid as scheduled, then the Company may defer that payment, provided the Company treats payments to all similarly situated Executives participating in all aggregated plans on a reasonably consistent basis. In addition, the Company may, in its discretion, delay a payment upon such other events and conditions as the IRS may prescribe, provided the Company treats payments to all similarly situated Executives participating in all aggregated plans on a reasonably consistent basis.  The amounts so accrued in accordance with the terms of the Plan shall be distributed to the Executive or his Beneficiary (in the event of the Executive's death) at the earliest possible date on which the Company reasonably anticipates that such violation or material harm would be avoided or as otherwise prescribed by the IRS.
ARTICLE IV
BENEFICIARY DESIGNATION
4.1 Designation of Beneficiaries.
(a) The Executive may designate any person or persons (who may be named contingently or successively) to receive any benefits payable under the Plan upon the Executive's death, and the designation may be changed from time to time by the Executive by filing a new Beneficiary Designation Form. Each designation will revoke all prior designations by the same Executive, shall be in the form prescribed by the Plan Administrator, and shall be effective only when filed with the Plan Administrator during the Executive's lifetime.
(b) In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Executive, the Company shall pay the benefit payment to the Executive's spouse, if then living, and if the spouse is not then living to the Executive's then living descendants, if any, per stirpes, and if there are no living descendants, to the Executive's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Company may rely conclusively upon information supplied by the Executive's personal representative, executor, or administrator.
(c) The Executive's designation of a Beneficiary will not be revoked or changed automatically by any future marriage or divorce. Should the Executive wish to change the designated Beneficiary in the event of a future marriage or divorce, the Executive will have to do so by means of filing a new Beneficiary Designation Form with the Plan Administrator.
(d) If a question arises as to the existence or identity of anyone entitled to receive a death benefit payment under the Plan, or if a dispute arises with respect to any death benefit payment under the Plan, the Company may distribute the payment to the Executive's estate without liability for any tax or other consequences, or may take any other action which the Company deems to be appropriate.
4.2 Information to be Furnished by Executive and Beneficiaries; Inability to Locate Executive or Beneficiaries. Any communication, statement or notice addressed to the Executive or to a Beneficiary at his or her last post office address as shown on the Company's records shall be binding on the Executive or Beneficiary for all purposes of the Plan. The Company shall not be obliged to search for the Executive or Beneficiary beyond the sending of a registered letter to such last known address.
4.3 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person legally declared incompetent, or to a person legally deemed incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to payment of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such distribution amount.

ARTICLE V
PLAN ADMINISTRATION
5.1 Plan Administrator Duties. The Plan Administrator shall be responsible for the management, operation, and administration of the Plan. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by the Company, the Executive, or Beneficiary. No provision of this Plan shall be construed as imposing on the Plan Administrator any fiduciary duty under ERISA or other law, or any duty similar to any fiduciary duty under ERISA or other law.
5.2 Plan Administrator Authority. The Plan Administrator shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:
(a) To construe and interpret the terms and provisions of this Plan and to reconcile any inconsistency, in its sole and absolute discretion;
(b) To compute and certify the amount payable to the Executive and his Beneficiaries; to determine the time and manner in which such benefits are paid; and to determine the amount of any withholding taxes to be deducted;
(c) To maintain all records that may be necessary for the administration of this Plan;
(d) To provide for the disclosure of all information and the filing or provision of all reports and statements to the Executive, Beneficiaries, and governmental agencies as shall be required by law;
(e) To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan so long as no such rules or procedures are not inconsistent with the terms hereof;
(f) To administer this Plan's claims procedures;
(g) To approve the forms and procedures for use under this Plan; and
(h) To employ such persons or organizations, including without limitation, actuaries, attorneys, accountants, independent fiduciaries, recordkeepers and administrative consultants, to render advice or perform services with respect to the responsibilities of the Plan Administrator under the Plan.
5.3 Binding Effect of Decision. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.
5.4 Compensation, Expenses, and Indemnity. The Plan Administrator shall serve without compensation for services rendered hereunder. The Plan Administrator is authorized at the expense of the Company to employ such legal counsel and/or Plan recordkeeper as it may deem advisable to assist in the performance of its duties hereunder. Expense and fees in connection with the administration of this Plan shall be paid by the Company.
5.5 Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator, on all matters relating to the compensation of its Executives, the date and circumstances of the death, Disability or Separation from Service of the Executive, a Change in Control, and such other pertinent information as the Plan Administrator may reasonably require.
5.6 Compliance with Section 409A.
(a) Notwithstanding any provision of this Plan to the contrary, the interpretation and distribution of the Executive's benefits under the Plan shall be made in a manner and at such times as to comply with all applicable provisions of Section 409A and the regulations and guidance promulgated thereunder, or an exception or exclusion therefrom to avoid the imposition of any accelerated or additional taxes. Any defined terms shall be construed consistent with Section 409A and any terms not specifically defined shall have the meaning set forth in Section 409A.

(b) The intent of this Section is to ensure that the Executive is not subject to any tax liability or interest penalty, by reason of the application of Code Section 409A(a)(1) as a result of any failure to comply with all the requirements of Section 409A, and this Section shall be interpreted in light of, and consistent with, such requirements. This Section shall apply to distributions under the Plan, but only to the extent required in order to avoid taxation of, or interest penalties on, the Executive under Section 409A. These rules shall also be deemed modified or supplemented by such other rules as may be necessary, from time to time, to comply with Section 409A.
ARTICLE VI
PLAN AMENDMENT
6.1 Amendment. This Plan may be amended only by a written agreement signed by the Company and the Executive. However, the Company may unilaterally amend this Plan to conform with written directives to the Company from its auditors, to ensure that the Plan is characterized as a "top-hat" plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), or to conform the Plan to the provisions of Section 409A and to conform the Plan to the requirements of any other applicable law (including ERISA, banking regulations and the Code). No such amendment shall be considered prejudicial to any interest of the Executive or a Beneficiary hereunder.
ARTICLE VII
PLAN TERMINATION
7.1 Plan Termination In General. This Plan may be terminated only by a written agreement signed by the Company. The benefit hereunder shall be the vested percentage of the Executive's Retirement Benefit, or a continuation of current benefits if installments have already commenced, determined as of the date of the termination of the Plan. Except as provided in Section 7.2, the termination of this Plan shall not cause a distribution of benefits under this Plan. Rather, after such termination, benefit distributions will be made at the earliest distribution event permitted under Article III.
7.2 Plan Termination and Liquidation under Section 409A. Notwithstanding anything to the contrary in Section 7.1, any acceleration of the payment of benefits due to Plan termination shall comply with the following subparagraphs, but only as permitted in accordance with Section 409A and Treasury Regulation §1.409A-3(j)(4)(ix). The Company may distribute the present value of the vested percentage of the Executive's Retirement Benefit, determined as of the date of the termination of the Plan, or the present value of remaining installments if benefits under the Plan have already commenced, to the Executive in a lump sum.  For purposes of calculating the present value lump sum, the Company shall use a discount rate equal to the current accounting discount rate used by the Company in preparing its financial statements in effect at the time of the Plan termination and, in the case where benefits under the Plan have not already commenced, with no discounting between the date of the Plan termination and Retirement Age. A Plan termination and liquidation shall be subject to the terms below:
(a) Upon the Company's termination of this and all other arrangements that would be aggregated with this Plan, pursuant to Treasury Regulation §1.409A-1(c), if the Executive participated in such arrangements ("Similar Arrangements"), provided that: (i) the termination does not occur proximate to a downturn in the financial health of the Company; (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination; and (iii) the Company does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan.

(b) Upon the Company's dissolution taxed under Code Section 331, or with approval of a bankruptcy court, provided that the amounts deferred under the Plan are included in the Executive's gross income in the latest of: (i) the calendar year on which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable; or
    (c)                 Within thirty (30) days before, or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all the Company's arrangements which are substantially similar to the Plan are terminated so the Executive and all participants in the Similar Arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the Plan.

ARTICLE VIII
CLAIMS PROCEDURE
8.1 Claims Procedure. This Article is based on Department of Labor Regulation Section 2560.503-1. If any provision of this Article conflicts with the requirements of those regulations, the requirements of those regulations will prevail. For purposes of this Article, references to Disability benefit claims are intended to describe a claim needing a determination of Disability only if and to the extent that such claim requires an independent determination by the Plan Administrator that the Participant is or is not suffering from a Disability. If the determination of Disability is based entirely on a determination made by another party, such as the Social Security Administration or another federal or state agency or an insurer with respect to a disability insurance policy covering the Participant, the claim shall not be treated as a Disability claim for purposes of the special provisions of this Article that apply to claims for which an independent determination of Disability is required. A Claimant who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

(a) Initiation - Written Claim. The Claimant initiates a claim by submitting a written request for the benefits to the Plan Administrator. The Plan Administrator will, upon written request of a Claimant, make available copies of all forms and instructions necessary to file a claim for benefits or advise the Claimant where such forms and instructions may be obtained. If the claim relates to Disability benefits, the Plan Administrator shall ensure that all claims and appeals for Disability benefits are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision.

(b) Timing of Company Response.

(i) Claims That Do Not Require a Determination of Disability. If the claim is for a benefit other than a Disability claim, the Plan Administrator shall notify the Claimant within ninety (90) days after receiving the claim if the claim is allowed or denied. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the Claimant in writing prior to the end of the initial 90-day period that an additional period is required. Any notice of extension must set forth the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision, such extension not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.

(ii) Claims Requiring a Determination of Disability. If the claim relates to a determination of Disability, and the claim requires an independent determination by the Plan Administrator of the Executive's Disability status, the Plan Administrator shall notify the Claimant of the Plan's adverse benefit determination within a reasonable period of time, but no later than forty-five (45) days after receipt of the claim. If, due to matters beyond the control of the Plan, the Plan Administrator needs additional time to process a claim, the Claimant will be notified, within forty-five (45) days after the Plan Administrator receives the claim, of those circumstances and of when the Plan Administrator expects to make its decision, but not beyond seventy-five (75) days. If, prior to the end of the extension period, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to one hundred five (105) days, provided that the Plan Administrator notifies the Claimant of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The extension notice shall specifically explain the standards on which entitlement to a Disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant shall be afforded at least forty-five (45) days within which to provide the specified information.

(c) Notice of Decision. If the Plan Administrator denies the claim, in whole or in part, the Plan Administrator shall notify the Claimant in writing, or by electronic communication, of such denial. Any electronic notification shall comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i), (iii), and (iv). The Plan Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(i)         The specific reasons for the denial;
(ii)        A reference to the specific provisions of the Plan or insurance contract on which the denial is based;
(iii)       Notice that the Claimant has a right to request a review of the claim denial and an explanation of the Plan's review procedures and the time limits applicable to such procedures;
(iv)        A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination, and a description of any time limit that applies under the Plan for bringing such an action.
 (v)         In the case of an adverse benefit determination with respect to Disability benefits, on the basis of the Plan Administrator's independent determination of the Participant's Disability status, the Plan Administrator will provide:
(A)	A discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(1)	The views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(2)
The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

(3)	A Disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.
(B)
If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request;

(C)
Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and

(D)
A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by Department of Labor Regulation Section 2560.503-1(m)(8).

(E)	The Plan Administrator shall write the notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503-1(o)).

8.2 Review Procedure. If the Plan Administrator denies the claim, in whole or in part, the Claimant shall have the opportunity for a full and fair review of the claim and the adverse benefit determination as follows:

(a)          Initiation - Written Request.

(i)         Claims That Do Not Require a Determination of Disability. To initiate the review of the denial, the Claimant, within sixty (60) days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

(ii)        Claims Requiring a Determination of Disability. If the initial claim is for Disability benefits, and the claim requires an independent determination by the Plan Administrator of a Participant's Disability status, prior to such review of the denied claim, the Claimant shall be given, free of charge, any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination in connection with the claim, or any new or additional rationale, as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided, to give the Claimant a reasonable opportunity to respond prior to that date.

(b)        Timing of Company Response. The Plan Administrator shall respond in writing to such Claimant within sixty (60) days, or forty-five (45) days for a Disability claim, after receiving the request for review. If the reviewer determines that special circumstances require additional time for processing the claim, the reviewer can extend the response period by an additional sixty (60) days, or forty-five (45) days for a Disability claim, by notifying the Claimant in writing, prior to the end of the initial 60-day, or 45-day (as applicable), period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the reviewer expects to render its decision.

(c)       Additional Submissions - Information Access. On appeal, the Claimant shall be given the opportunity to submit written comments, documents, records, and other information relating to the claim,  as well as to request and receive, without charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claim. In considering the review, all comments, documents, records and other information submitted by the Claimant relating to the claim shall be taken into account, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)       Additional Considerations for Review of a Disability Claim. Additional considerations shall be required in the case of a Disability claim. For example, the claim will be reviewed by an appropriate named fiduciary of the Plan who did not make the initial determination that is subject of the appeal, nor by a subordinate of the individual who made the determination, and the review shall be made without deference to the initial adverse benefit determination. If the initial adverse benefit determination was based in whole or in part on a medical judgment, the reviewer will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Plan Administrator obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Plan Administrator will identify such experts.

(e)        Notice of Decision. The Plan Administrator shall notify the Claimant in writing, or by electronic communication, of the decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(i)       The reviewer's decision;
(ii)      The specific reasons for the denial;
(iii)     A reference to the specific provisions of the Plan or insurance contract on which the decision is based;
(iv)      A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits;
(v)       A statement describing any voluntary appeal procedures offered by the Plan; and
(vi)      A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) which shall describe any applicable contractual limitations period that applies to the Claimant's right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim.
(vii)     In the case of an adverse benefit decision with respect to Disability benefits:
(A) A discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(1)	The views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(2)
The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

(3)	A Disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.
(B) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request;
(C) Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and
(D) The Plan Administrator shall write the notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503-1(o)).

8.3 Calculation of Time Periods. For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

8.4 Exhaustion of Remedies.  A Claimant must follow the claims review procedures under this Plan and exhaust his or her administrative remedies before taking any further action with respect to a claim for benefits.

8.5 Failure of Plan to Follow Procedures. Except for a Disability claim, if the Plan fails to establish or follow the claims procedures required by this Article, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to immediately pursue any available remedy under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim. In the case of a claim for Disability benefits, if the Plan fails to strictly adhere to all the requirements of this Article with respect to a Disability claim, the Claimant is deemed to have exhausted the administrative remedies available under the Plan, and shall be entitled to pursue any available remedies under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim, except where the violation was: (a) de minimis; (b) non-prejudicial; (c) attributable to good cause or matters beyond the Plan's control; (d) in the context of an ongoing good-faith exchange of information; and (e) not reflective of a pattern or practice of non-compliance.  The Claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within ten (10) days, including a specific description of its bases, if any, for asserting that the violation should not cause the administrative remedies to be deemed exhausted. If a court rejects the Claimant's request for immediate review on the basis that the Plan met the standards for the exception, the claim shall be considered as re-filed on appeal upon the Plan's receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan shall provide the claimant with notice of the resubmission.

8.6 Arbitration. If a Claimant continues to dispute the benefit denial based upon completed performance of the Plan or the meaning and effect of the terms and conditions thereof, then the Claimant must submit the dispute to an arbitrator for final arbitration. The arbitrator shall be selected by mutual agreement of the Company and the Claimant. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination. Where a dispute arises as to the Company's discharge of a Participant for Cause, such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

ARTICLE IX
MISCELLANEOUS
9.1 Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
9.2 Nonassignability. Neither the Executive nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, alienate, or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part hereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment, or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by the Executive or any other person, be transferable by operation of law in the event of the Executive's or any other person's bankruptcy or insolvency, or be transferable to a spouse as a result of a property settlement or otherwise. If the Executive, Beneficiary, or successor in interest is adjudicated bankrupt or purports to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber transfer, hypothecate, alienate, or convey in advance of actual receipt, the amount, if any, payable hereunder, or any part thereof, the Plan Administrator, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Executive, Beneficiary, or successor in interest in such manner as the Plan Administrator shall direct.
9.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Executive. Nothing in this Plan shall be deemed to give the Executive the right to be retained in the service of the Company as an employee or otherwise or to interfere with the right of the Company to discipline or discharge the Executive at any time.

9.4 Governing Law. The Plan shall be administered, construed and governed in all respects under and by the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law (except and to the extent preempted by applicable federal law).
9.5 Notice. Any notice or filing required or permitted under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail or overnight delivery service to the Company's address. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, or overnight delivery service as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to the Executive under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail or overnight delivery service, to the last known address of the Executive.
9.6 Coordination with Other Benefits. The benefits provided for the Executive or the Executive's Beneficiary under this Plan are in addition to any other benefits available to such Executive under any other plan or program for employees of the Company. This Plan shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided herein.
9.7 Income Tax Withholding. The Company may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether Federal, state, or local, to withhold in connection with any benefits under the Plan, including, but not limited to, the withholding of appropriate sums from any amounts otherwise payable to the Executive (or his Beneficiary). The Executive is responsible for the payment of all individual tax liabilities relating to any such benefits.
9.8 Aggregation of Plan. If the Company offers other non-account balance plans in addition to this Plan, those plans together with this Plan shall be treated as a single plan to the extent required under Section 409A.
IN WITNESS WHEREOF, the parties execute this Plan, effective as of the date first written above.
/s/ William J. Hieb William J. Hieb	DNB FINANCIAL CORPORATION: By: /s/ Gerald F. Sopp Title: Executive Vice President, Chief Financial Officer and Secretary Printed Name: Gerald F. Sopp